                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                      CONTACT:  RUBENSTEIN ASSOCIATES, INC.
                                                                     Rob Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Second Quarter Preliminary Unaudited Earnings Release
Wichita, Kansas                                                     July 8, 2004

Lone Star  Steakhouse  &  Saloon,  Inc.  ("Lone  Star" or  "Company")  announced preliminary unaudited operating results for the twelve week second quarter ended
June 15, 2004.

For  the  quarter,   revenue  from  continuing  operations  increased  12.7%  to
$155,529,000 from $137,943,000 and year-to-date  increased 14.0% to $316,126,000 from $277,315,000 last year.

Second quarter revenue and same store sales comparisons were adversely  affected by approximately  $1,800,000 due to the inclusion of Father's Day sales in 2003.
In 2004, Father's Day falls in the Company's fiscal third quarter.

Income from continuing  operations for the second quarter was $5,381,000 or $.25 per share ($.22  diluted) down from  $6,898,000 or $.33 per share ($.29 diluted)
last year.  Year-to-date  income from  continuing  operations was $16,428,000 or
$.78 per share  ($.69  diluted)  up from  $15,869,000  or $.76 per  share  ($.66 diluted) last year.

Net  income  for the  second  quarter  was  $5,372,000  or $.25 per share  ($.22 diluted) down 29.6% from  $7,628,000 or $.37 per share ($.32 diluted) last year.
Year-to-date net income was $16,485,000 or $.78 per share ($.69 diluted) up from
$16,358,000 or $.78 per share ($.68 diluted) in 2003.

Included in income from  continuing  operations  for both the second  quarter of fiscal  2004  and 2003 was  non-cash  stock  compensation  (credit)  expense  of
$(114,000) and $733,000, respectively, which net of applicable income taxes, had the effect of  increasing  (reducing)  net income by  $176,000  and  $(233,000), respectively.  The year-to-date net effect of non-cash stock compensation was to decrease net income $344,000 in 2004 and $429,000 in 2003.

Second quarter  comparable  store sales growth (decline) was (1.1)% for domestic
Lone  Star  Steakhouse  & Saloon  restaurants,  5.1% for  Sullivan's  Steakhouse restaurants,  29.8% for Del Frisco's  Double Eagle Steak House  restaurants  and
9.1% for Texas  Land & Cattle  Steak  House  restaurants  bringing  year-to-date comparable store sales increase to 2.3%, 8.7%, 28.6% and 10.6%, respectively.

Lone Star's Chief  Executive  Officer,  Jamie  Coulter,  stated,  "During Q2, we experienced  record high prices for beef and  commodities  of all types were and continue to be near record high prices.  While  prices began to soften  somewhat near the end of Q2, we expect the cost environment to continue to be challenging throughout the remainder of the year.

"Three existing Lone Star  restaurants  have been remodeled and three additional units are currently in various  phases of  construction.  One new prototype Lone
Star  Steakhouse & Saloon  restaurant  has been opened,  an  additional  unit is currently  under  construction,  and four new units are  under  contract  and in various stages of closing.  Additionally,  there are four  prospective Lone Star sites currently in various stages of lease or purchase negotiation.

"An existing restaurant in Englewood, Colorado has been purchased for conversion to a Sullivan's Steakhouse and a site in Nashville is under contract.  There are no new units under  construction for either Del Frisco's or Texas Land & Cattle.
Real estate searches continue for all concepts in various markets."

On June 29, 2004, Lone Star Steakhouse & Saloon,  Inc.  announced that the Board of Directors  declared the Company's  quarterly cash dividend of $.175 per share payable July 23, 2004 to shareholders of record on July 9, 2004.

For interested parties, there will be a conference call with management at 10:00
AM Central Time on Friday,  July 9, 2004 to discuss this second quarter earnings release.  The call in  number is  (719)-457-2692  and the  confirmation  code is
576988.  A recorded replay of the conference call will be available from 1:00 PM on July 9,  2004 thru  midnight  July 22,  2004.  The  replay  call in number is
(719)-457-0820  and the confirmation code is 576988. A listen only connection to the  conference  call, as well as the replay,  will be available on the internet through the Company's website, www.lonestarsteakhouse.com.

Lone  Star  owns  and  operates  251  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double

Eagle Steak House  restaurants;  20 Texas Land & Cattle Steak House  restaurants and one Frankie's  Italian Grille  restaurant.  Licensees operate three domestic and fourteen international Lone Star restaurants,  and one domestic Del Frisco's
Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein, including future operating performance, development plans and comparable sales  of  the  Company,  are  reasonable,  any  of  the  assumptions  could  be inaccurate,  and therefore,  there can be no assurance that the  forward-looking statements contained in the press release will prove to be accurate.

                       LONE STAR STEAKHOUSE & SALOON, INC.
   Unaudited Summary Financial Data for the Second Quarter of Fiscal Year 2004
                  (In thousands except for per share amounts)

                                                June 15,         Dec. 30
                                                 2004              2003
                                                 ----              ----
Current Assets:
    Cash and cash equivalents               $    91,460         $  96,230
    Other current assets                         25,183            24,835
                                            -----------         ---------
                                                116,643           121,065
Property and equipment, net                     325,254           312,220
Intangibles and other assets                     60,261            55,210
                                            -----------         ---------
                                            $   502,158         $ 488,495
                                            ===========         =========

Current liabilities                         $    45,849         $  49,121
Noncurrent liabilities                           19,110            18,275
Stockholders' equity                            437,199           421,099
                                            -----------         ---------
                                            $   502,158         $ 488,495
                                            ===========         =========

                                                    For the second quarter ended                  For the two quarters ended
                                            -------------------------------------------  -------------     ----------------------
                                                June 15, 2004         June 17, 2003          June 15, 2004       June 17, 2003
                                                -------------         -------------          -------------       -------------
                                                   12 Weeks             12 Weeks              24 Weeks              24 Weeks
                                                   --------             --------              --------              --------
                                                $           %           $         %         $         %         $          %
                                            ---------      ----     --------    -----   ---------   -----    --------    -----
Net Sales                                   $ 155,529              $ 137,943            $ 316,126           $ 277,315
Costs and expenses:
    Costs of sales                             57,828      37.2       48,117     34.9     113,781    36.0      95,581     34.5
    Restaurant operating expenses              74,067      47.6       63,769     46.2     146,890    46.5     127,284     45.9
    Depreciation and amortization               4,704       3.0        4,785      3.5       9,320     2.9       9,835      3.5
                                            ---------      ----    ---------    -----   ---------    ----   ---------     ----
       Restaurant costs and expenses          136,599      87.8      116,671     84.6     269,991    85.4     232,700     83.9
General and administrative expenses            10,624       6.8       10,924      7.9      20,921     6.6      20,575      7.4
Non-cash stock-based compensation                (114)     (0.1)         733      0.5         795     0.3       1,126      0.4
                                            ---------      ----    ---------    -----   ---------    ----   ---------     ----
Income from operations                          8,420       5.5        9,615      7.0      24,419     7.7      22,914      8.3
Other income (expense)                           (421)     (0.3)         282      0.2          27                 333      0.1
                                            ---------      ----    ---------    -----   ---------    ----   ---------     ----
Income - continuing - before income taxes       7,999       5.2        9,897      7.2      24,446     7.7      23,247      8.4
Provision for income taxes                      2,618       1.7        2,999      2.2       8,018     2.5       7,378      2.7
                                            ---------      ----    ---------    -----   ---------    ----   ---------     ----
Income - continuing operations                  5,381       3.5        6,898      5.0      16,428     5.2      15,869      5.7
Income(loss) from discontinued operations
   - Net of tax                                    (9)                   730      0.5          57                 489      0.2
                                            ---------      ----    ---------    -----   ---------    ----   ---------     ----
Net Income                                  $   5,372       3.5    $   7,628      5.5   $  16,485     5.2   $  16,358      5.9
                                            =========      ====    =========    =====   =========    ====   =========     ====
Basic income (loss) per share:
    Continuing operations                       $0.25                  $0.33                $0.78               $0.76
    Discontinued operations                     (0.00)                  0.04                 0.00                0.02
                                            ---------              ---------            ---------           ---------
Basic income (loss) per share                   $0.25                  $0.37                $0.78               $0.78
                                            =========              =========            =========           =========

Diluted income (loss) per share:
    Continuing operations                       $0.22                  $0.29                $0.69               $0.66
    Discontinued operations                     (0.00)                  0.03                 0.00                0.02
                                            ---------              ---------            ---------            --------
Diluted income (loss) per share                 $0.22                  $0.32                $0.69               $0.68
                                            =========              =========            =========            ========
Average shares outstanding - Basic             21,264                 20,717               21,110              20,888
Average shares outstanding - Diluted           24,021                 23,740               23,764              23,959

Continuing restaurants included at
   end of period                                  291                    270                  291                 270

Comparable sales growth                           2.5%                   2.9%                 5.4%                0.2%